Exhibit 99.1

ASTROTECH CONFIRMS RECEIPT OF UNSOLICTED NON-BINDING ACQUISITION PROPOSAL

Austin, Texas – June 27, 2023 – Astrotech Corporation (Nasdaq: ASTC) (the “Company” or “Astrotech”) announced today that it has received an unsolicited, non-binding proposal from BML Investment Partners, L.P. (“BML”) to acquire all of the outstanding shares of common stock of the Company for cash consideration of $17.25 per share. The non-binding proposal states that BML holds 13% of the Company’s outstanding shares. The non-binding proposal is not subject to a financing condition but is subject to limited confirmatory due diligence and is based on the Company having at least $35 million of cash and cash equivalents as of the potential closing date of the proposed acquisition, net of any tail and closing costs, and not having issued any shares pursuant to its at-the-market offering agreement dated June 16, 2023 (the “ATM Agreement”). Effective June 27, 2023, the Company terminated the ATM Agreement in accordance with its terms.

Consistent with its fiduciary duties, the Company’s board of directors will evaluate the non-binding proposal to determine the course of action that it believes is in the best interest of the Company and all Astrotech stockholders and respond appropriately. The Astrotech stockholders do not need to take any action at this time.

About Astrotech Corporation

Astrotech (Nasdaq: ASTC) is a mass spectrometry company that launches, manages, and commercializes scalable companies based on its innovative core technology through its wholly-owned subsidiaries. 1st Detect develops, manufactures, and sells trace detectors for use in the security and detection market. AgLAB is developing chemical analyzers for use in the agriculture market. BreathTech is developing a breath analysis tool to provide early detection of lung diseases. Astrotech is headquartered in Austin, Texas. For information, please visit www.astrotechcorp.com.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature, including the words “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions are intended to identify forward-looking statements. Furthermore, there can be no assurance that the non-binding proposal will result in a formal offer or that any such offer will ultimately result in a completed transaction. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, the severity and duration of the COVID-19 pandemic and its impact on the U.S. and worldwide economy, the timing, scope and effect of further U.S. and international governmental, regulatory, fiscal, monetary and public health responses to the COVID-19 pandemic, the Company’s use of proceeds from the common stock offerings, whether we can successfully complete the development of our new products and proprietary technologies, whether we can obtain the FDA and other regulatory approvals required to market our products under development in the United States or abroad, whether the market will accept our products and services and whether we are successful in identifying, completing and integrating acquisitions, as well as other risk factors and business considerations described in the Company’s Securities and Exchange Commission filings including the Company’s most recent Annual Report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. In addition, any forward-looking statements included in this press release represent the Company’s views only as of the date of its publication and should not be relied upon as representing its views as of any subsequent date. The Company assumes no obligation to correct or update these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Company Contact: Jaime Hinojosa, Chief Financial Officer, Astrotech Corporation, (512) 485-9530